Exhibit 10.4

Execution Version

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page to this Subscription Agreement, by and among ATII Holdings Inc., a Delaware corporation (the “Issuer”), Forge Nano, Inc., Delaware corporation (“Forge Nano”), Archimedes Tech SPAC Partners II Co., a Cayman Islands exempted company limited by shares (the “SPAC”) (solely with respect to Sections 12 and 14 hereof), and the undersigned (the “Investor”). The Subscription Agreement is entered into in connection with the Agreement and Plan of Merger, dated April 20, 2026 (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Issuer, the SPAC, Forge Nano and the other parties thereto. The transactions contemplated by the Merger Agreement are referred to in this Subscription Agreement as the “Transaction” and the purchase and sale of the Securities (as defined below) pursuant to this Subscription Agreement are referred to in this Subscription Agreement as the “Subscription Transaction.” The Issuer may enter into one or more subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors,” and together with the Investor, the “Investors”).

As set forth on the signature page to this Subscription Agreement, the aggregate purchase price to be paid by the Investor for the subscribed shares of Common Stock (which means Pubco Common Stock, as defined in the Merger Agreement) and Warrants (as defined below) is referred to in this Subscription Agreement as the “Subscription Amount.”

In consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth in this Subscription Agreement, and intending to be legally bound under this Subscription Agreement, each of the Investor, the Issuer and Forge Nano acknowledges and agrees as follows:

1.       Subscription.

(a)      Subject to Section 13, the Investor irrevocably subscribes for and agrees to purchase from the Issuer the number of shares of Common Stock and Warrants set forth on the signature page to this Subscription Agreement, and the Issuer irrevocably agrees to issue and sell to the Investor such shares of Common Stock and such Warrants, in each case, on the terms and subject to the conditions provided for in this Subscription Agreement.

(b)      If on the 24th month anniversary of the Closing Date (as defined below) the Investor certifies in writing to the Issuer that it beneficially owns at least 5,000,000 shares of Common Stock and provides any information reasonably requested by the Issuer with respect to such beneficial ownership, the Issuer shall issue to the Investor additional warrants (the “Additional Warrants”) entitling the Investor to receive from the Issuer additional 5,000,000 shares of Common Stock (giving effect to any reclassification, recapitalization, share division or consolidation, exchange or readjustment of the Common Stock that may have occurred during the period from the Closing to and prior to the issuance of the Additional Warrants), such Additional Warrants to have the same termination date as the Termination Date of, and to contain substantially the same terms and conditions as, the Warrants as set forth in the Warrant Certificate, provided that if the Exercise Price of the Warrants has been adjusted in accordance with Section 3(c) of the Warrant Certificate, the initial exercise price of the Additional Warrants shall be the same as the Exercise Price after giving effect to such adjustment.

(c)       [Reserved].

(d)      In the event that on the 21st Trading Day following the six-month anniversary of the Closing (the “Reset Termination Date”), the VWAP of the Common Stock is less than the Exercise Price then in effect, the Investor shall receive, a number of additional warrants equal to (i) the product of (x) 10,000,000 times (y) the Exercise Price then in effect divided by the Reset Price minus (ii) 10,000,000 (such warrants, the “Reset Warrants”). The Reset Warrants shall have the same termination date as the Termination Date of, and contain substantially the same terms and conditions as, the Warrants as set forth in the Warrant Certificate, provided that the Reset Warrants shall be issued with an initial exercise price equal to the Reset Price, where “Reset Price” means the greater of (x) the VWAP of the Common Stock on the 21st Trading Day following the six-month anniversary of the Closing or (y) the Reset Floor, and where “Reset Floor” means (A) if, as of the Closing, the Issuer or any of its subsidiaries, including Forge Nano or any of its subsidiaries, is party to a binding agreement with a financing source reasonably acceptable to the Investor pursuant to which such financing source has committed to provide debt financing in amount at least equal to $200,000,000, subject only to customary funding conditions (as determined in good faith by the Issuer), and such debt financing has been publicly disclosed prior to or in connection with the Closing, $7.28 or (B) otherwise, $5.00.

2.       Closing.

(a)     The closing of the Subscription Transaction (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction upon (a) satisfaction or waiver of the conditions set forth in this Section 2 and in Section 3 below and (b) delivery of written notice from (or on behalf of) the Issuer to the Investor (the “Closing Notice”) that the Issuer reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five Business Days from the date on which the Closing Notice is delivered to the Investor.

(b)     At least three Business Days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Investor shall deliver to the Issuer: (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by the Issuer in the Closing Notice, thereby subscribing for the shares of Common Stock and Warrants, to be held in escrow until the Closing; and (ii) any other information that is reasonably requested in the Closing Notice in order for the Issuer to issue to the Investor the shares of Common Stock and Warrants. Without limiting the generality of the foregoing, such information shall include the legal name of the person in whose name such shares of Common Stock and Warrants are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable.

(c)      On the Closing Date:

(i)    the Issuer shall cause its transfer agent to register the shares of Common Stock set forth on the signature page to this Subscription Agreement in book-entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws) in the name of the Investor; and

(ii)    the Issuer shall issue to the Investor Warrants registered in the name of the Investor to purchase up to 15,000,000 shares of Common Stock with an exercise price equal to $10.00 per share, subject to adjustment as set forth therein.

The Issuer shall use commercially reasonable efforts to provide a copy of its transfer agent’s records showing the Investor as the owner of such shares of Common Stock as soon as practically possible following the Closing Date.

(d)      Notwithstanding the foregoing, the Issuer’s obligation to issue the shares of Common Stock and Warrants to the Investor is contingent upon the Issuer having received the Subscription Amount in full in accordance with this Section 2. If the Closing does not occur within three (3) Business Days following the Closing Date specified in the Closing Notice, the Issuer shall promptly (but not later than one (1) Business Day thereafter) return the Subscription Amount in full to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor.

3.        Closing Conditions.

(a)    The parties’ obligation to consummate the Subscription Transaction pursuant to this Subscription Agreement is subject to the following conditions:

(i)    no suspension of the offering or sale of the Common Stock or Warrants shall have been initiated or, to the Issuer’s knowledge, threatened by the U.S. Securities and Exchange Commission (the “SEC”);

(ii)    no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect making the consummation of the transactions contemplated under this Subscription Agreement illegal or otherwise restraining or prohibiting consummation of the transactions contemplated under this Subscription Agreement and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(iii)    as determined by the parties to the Merger Agreement and other than those conditions under the Merger Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the Subscription Transaction pursuant to this Subscription Agreement, all conditions precedent to the closing of the Transaction contained in the Merger Agreement shall have been satisfied or waived and the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing Date.

(b)      The Issuer’s obligation to consummate the Subscription Transaction pursuant to this Subscription Agreement shall be subject to the conditions that:

(i)    all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date;

(ii)    consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date or such earlier date, as applicable; and

(iii)    all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

(c)      The Investor’s obligation to consummate the Subscription Transaction pursuant to this Subscription Agreement shall be subject to the conditions that:

(i)    all representations and warranties made by the Issuer and Forge Nano in Section 5 hereof shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date;

(ii)    consummation of the Closing shall constitute a reaffirmation by the Issuer and Forge Nano of each of the representations and warranties of the Issuer and Forge Nano contained in this Subscription Agreement as of the Closing Date;

(iii)    all obligations, conditions, covenants and agreements required by this Subscription Agreement to be performed by the Issuer and Forge Nano at or prior to the Closing Date shall have been performed, satisfied or complied with in all material respects;

(iv)    no suspension of the qualification of the Common Stock for offering or trading in any jurisdiction, or initiation or written threats of any proceedings for any of such purposes, shall have occurred and be continuing;

(v)    no amendment, modification or waiver of the Merger Agreement from and after the date of this Subscription Agreement shall have occurred that reasonably would be expected to materially and adversely affect the economic benefits that the Investor reasonably would expect to receive under this Subscription Agreement without having received the Investor’s prior written consent;

(vi)    the Issuer shall have filed with applicable national stock exchange (as defined in Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (the “Stock Exchange”) an application or supplemental listing application for the listing of the Warrant-Related Shares (as defined below) and Common Stock and such Warrant-Related Shares and Common Stock shall have been approved for listing, subject to official notice of issuance; and

(vii)    there shall have been no amendment, waiver or modification to the Other Subscription Agreements that gives rise to benefits to the Other Investors unless the Investor has been offered the same benefits.

4.     Further Assurances. At or prior to the Closing Date, the parties shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.        The Issuer’s and Forge Nano’s Representations and Warranties.

5.1      The Issuer represents and warrants to the Investor that as of the date of this Subscription Agreement and as of the Closing Date:

(a)    The Issuer is a Delaware corporation, duly formed, validly existing and in good standing under the Laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)     As of the Closing Date, the Securities have been duly authorized and the shares of Common Stock, when issued and delivered to the Investor against full payment for the shares of Common Stock in accordance with the terms of this Subscription Agreement, and registered with the Issuer’s transfer agent, will be validly issued, fully paid, non-assessable and free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein), and will not be issued in violation of or subject to any preemptive or similar rights created under the Issuer’s organizational documents or any agreement or other instrument to which the Issuer is a party or by which it is otherwise bound.

(c)      As of the Closing Date, the Warrant-Related Shares issuable upon exercise of Warrants have been duly authorized and provision has been made for the issuance of the Warrant-Related Shares upon exercise of Warrants. When issued and delivered against payment of the exercise price pursuant to the terms of Warrants and the Warrant Agreement, the Warrant-Related Shares will be validly issued, fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s organizational documents (as adopted on the Closing Date) or any agreement or other instrument to which the Issuer is a party or by which it is otherwise bound.

(d)     This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and is a valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(e)     The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), the issuance and sale of the Securities and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, prospects, stockholders’ equity or results of operations of the Issuer or materially and adversely affect the validity of the Securities or the legal authority or ability of the Issuer to comply in all material respects with the terms of this Subscription Agreement (an “Issuer Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Issuer in any material respect; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any Authority having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

(f)      Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance or sale of the Securities under the Securities Act.

(g)     Neither the Issuer nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities and neither the Issuer, nor any person acting on its behalf has offered any of the Securities in a manner involving any public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(h)    The Issuer has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Issuer have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(i)       As of the date hereof, except as set forth in the SEC Documents (as defined below), the Other Subscription Agreements, the Merger Agreement and any promissory notes issued by the SPAC’s sponsor or its affiliate to the SPAC for working capital purposes as described in the SEC Documents (“Sponsor Loans”), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Common Stock or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than any subsidiary created for purposes of the Transaction, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than (A) as set forth in the SPAC’s filings with the SEC, together with any amendments, restatements or supplements thereto (the “SEC Documents”) and (B) as contemplated by the Merger Agreement. Except as disclosed in the SEC Documents, the Issuer has no outstanding indebtedness and will not have any outstanding long-term indebtedness as of immediately prior to the Closing (excluding any Sponsor Loans).

(j)       Assuming the accuracy of Investor’s representations and warranties set forth in this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Issuer to the Investor and the Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(k)     Except as disclosed in the SEC Documents, the SPAC has made all filings required to be filed by it with the SEC and, as of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Issuer makes no such representation or warranty with respect to any information relating to Forge Nano or any of its affiliates included in any SEC Document or filed as an exhibit thereto. Each of the financial statements of the SPAC included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC Staff with respect to any of the SEC Documents.

(l)    Other than the Other Subscription Agreements, the Merger Agreement and any other agreement expressly contemplated by the Merger Agreement, neither the Issuer nor the SPAC has entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s investment in the Issuer. No Other Subscription Agreement includes a price per Security different from this Subscription Agreement or other terms, rights or conditions that are more advantageous (economically or otherwise) in any material respect to any such Other Investor than Investor hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement in any manner that materially benefits the Other Investor thereunder unless Investor has been granted the same benefits.

(m)     The Issuer is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n)      As of the date of this Subscription Agreement, the Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have an Issuer Material Adverse Effect.

(o)     Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, an Issuer Material Adverse Effect, as of the date of this Subscription Agreement, there is no (i) action, claim, inquiry, arbitration, investigation, litigation or other proceeding pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(p)      Except for discussions specifically regarding the offer and sale of the Securities and the investor presentation, the Issuer confirms that neither it nor any other person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Issuer, the SPAC or any of their subsidiaries, other than with respect to the Transaction and the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements or the Merger Agreement. Except with respect to the Transaction and the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Merger Agreement, no event or circumstance has occurred which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Issuer but which has not been so publicly disclosed.

(q)      With respect to the distribution of information to the Investor (if a Foreign Purchaser (as defined below)) or any Other Investor that are Foreign Purchasers, the Issuer has and will comply with the regulations associated with the CFIUS. Without limiting the foregoing, the Issuer represents, warrants and agrees that it has not provided and does not intend to provide and will take measure to prevent the provision to any Foreign Purchasers any (i) access to any material non-public technical information (as defined in 31 C.F.R. §801.208) in the possession of the Issuer, or (ii) involvement, other than through the voting of shares, in substantive decision-making of the Issuer regarding the use, development, acquisition or release of critical technology (as defined in 31 C.F.R §801.204).

5.2      Forge Nano represents and warrants to the Investor that as of the date of this Subscription Agreement and as of the Closing Date:

(a)      Forge Nano is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Forge Nano Material Adverse Effect (as defined below).

(b)     This Subscription Agreement has been duly authorized, executed and delivered by Forge Nano and is a valid and binding obligation of Forge Nano, enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)     The execution, delivery and performance of this Subscription Agreement (including compliance by Forge Nano with all of the provisions hereof), the issuance and sale of the Securities and the consummation of certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Forge Nano pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Forge Nano is a party or by which Forge Nano is bound or to which any of the property or assets of Forge Nano is subject, which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, prospects, stockholders’ equity or results of operations of Forge Nano or materially and adversely affect the validity of the Securities or the legal authority or ability of Forge Nano to comply in all material respects with the terms of this Subscription Agreement (a “Forge Nano Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of Forge Nano which would, individually or in the aggregate, reasonably be expected to have a Forge Nano Material Adverse Effect; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any governmental agency or body having jurisdiction over Forge Nano or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Forge Nano Material Adverse Effect.

(d)      Neither Forge Nano, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by Forge Nano on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance or sale of the Securities under the Securities Act.

(e)      Neither Forge Nano nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities and neither Forge Nano, nor any person acting on its behalf has offered any of the Securities in a manner involving any public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(f)    Forge Nano has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does Forge Nano have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(g)      Assuming the accuracy of Investor’s representations and warranties set forth in this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Securities and the Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(h)    Other than the Other Subscription Agreements, the Merger Agreement and any other agreement expressly contemplated by the Merger Agreement, Forge Nano has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s investment in Forge Nano (in each case for investments that will occur on or about the time of the Investor’s investment). No Other Subscription Agreement includes a price per Security different from this Subscription Agreement or other terms, rights or conditions that are more advantageous (economically or otherwise) in any material respect to any such Other Investor than Investor hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement in any manner that materially benefits the Other Investor thereunder unless Investor has been granted the same benefits.

(i)       Forge Nano is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j)       As of the date of this Subscription Agreement, Forge Nano has not received any written communication from a governmental entity that alleges that Forge Nano is not in compliance with or is in default or violation of any applicable law, except where such non- compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Forge Nano Material Adverse Effect.

(k)      Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Forge Nano Material Adverse Effect, as of the date of this Subscription Agreement, there is no (i) action, claim, inquiry, arbitration, investigation, litigation or other proceeding pending, or, to the knowledge of Forge Nano, threatened against Forge Nano or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Forge Nano.

(l)      Except for discussions specifically regarding the offer and sale of the Securities and the investor presentation by the Issuer and Forge Nano, Forge Nano confirms that neither it nor any other person acting on its behalf has provided Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning Forge Nano or any of its subsidiaries, other than with respect to the Transaction and the transactions contemplated by this Subscription Agreement or the Other Subscription Agreements. Except with respect to the Transaction and the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements, no event or circumstance has occurred which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by Forge Nano but which has not been so publicly disclosed.

(m)    With respect to the distribution of information to Investor, if Investor is not a United States person as defined by Section 7701(a)(30)) of the Internal Revenue Code of 1986, as amended (any such Investor, a “Foreign Purchaser”) or any Other Investor that are Foreign Purchasers, Forge Nano has and will comply with the regulations associated with the U.S. Committee on Foreign Investment in the United States. Without limiting the foregoing, Forge Nano represents, warrants and agrees that it has not provided and does not intend to provide and will take measures to prevent the provision to any Foreign Purchasers any (i) access to any material non-public technical information (as defined in 31 C.F.R. §801.208) in the possession of Forge Nano, or (ii) involvement, other than through the voting of shares, in substantive decision-making of Forge Nano regarding the use, development, acquisition or release of critical technology (as defined in 31 C.F.R §801.204).

6.        Investor Representations and Warranties. The Investor represents and warrants to the Issuer, Forge Nano, the SPAC and the Placement Agents that as of the date of this Subscription Agreement and as of the Closing Date:

(a)     The Investor: (i) has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation; and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b)     This Subscription Agreement has been duly authorized, executed and delivered by the Investor. Assuming the due authorization, execution and delivery of the same by the Issuer, this Subscription Agreement shall constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)      The execution, delivery and performance of this Subscription Agreement, the purchase of the Securities, the compliance by the Investor with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated in this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject; (ii) the organizational documents of the Investor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated in this Subscription Agreement, including the purchase of the Securities.

(d)     The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee is, and on each date on which it exercises any Warrants will be: (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A; (ii) acquiring the Securities only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements in this Subscription Agreement on behalf of each owner of each such account; and (iii) not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Securities. The Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). The Investor has completed Schedule A following the signature page to this Subscription Agreement and the information contained on Schedule A is, and on each date on which the Investor exercises any Warrants will be, accurate and complete.

(e)      The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee on the date hereof and on each date on which it exercises any Warrants: (i) is and will be an institutional account as defined in FINRA Rule 4512(c); (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; and (iii) has and will have exercised independent judgment in evaluating our participation in the purchase of the Securities. Accordingly, it is understood that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(f)     The Investor acknowledges and agrees: (i) that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act; (ii) the Securities have not been registered under the Securities Act; and (iii) that the Issuer is not required to register the Securities except as set forth in Section 7 of this Subscription Agreement or as set forth in the Warrants. The Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except: (i) to the Issuer or one of its subsidiaries; (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S; or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act. With respect to any transactions falling within clauses (i) and (iii) of the preceding sentence, any such transaction must also be in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and any book entry records or certificates representing the Securities shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that: (i) the Securities will be subject to transfer restrictions; (ii) as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities; and (iii) as a consequence, Investor may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Investor acknowledges and agrees that the Securities will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that the Issuer furnishes a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Securities.

(g)     The Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Issuer. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Issuer, the SPAC, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication. Investor explicitly disclaims reliance on any of the foregoing other than those representations, warranties, covenants and agreements of the Issuer and the SPAC expressly set forth in this Subscription Agreement.

(h)      The Investor’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(i)      The Investor acknowledges and agrees that the Investor has received, and has had the opportunity to review and understand such financials and other information as the Investor deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the business of the Issuer and its subsidiaries, the SPAC and the Transaction. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has had the opportunity to review SPAC’s reports previously filed with the SEC under the Exchange Act. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s) have deemed necessary to make an investment decision with respect to the Securities. The Investor has received, and has had the opportunity to review and understand the materials made available to it in connection with the Transaction, has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities. The Investor acknowledges that as part of the Transaction, the Issuer will file a registration statement under the Securities Act, including a proxy statement of SPAC and prospectus of the Issuer, which will contain additional information about the Transaction, the Issuer and SPAC and prepare and deliver to its shareholders an information statement setting forth information concerning the issuance of the shares of Common Stock, Warrants, Additional Warrants and Warrant-Related Shares, subject to the terms and conditions set forth herein and in the Warrants, to be approved at the general meeting. The Investor acknowledges and agrees that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Investor’s obligation to purchase the Securities under this Subscription Agreement. The Investor acknowledges that the Investor will not rely on any such registration statement, proxy statement/prospectus or information statement in making any investment decision. The Investor acknowledges that the Issuer and the SPAC offered to make certain non-public information available to the Investor subject to customary trading restrictions and non-disclosure requirements.

(j)     The Investor acknowledges that certain information provided to it was based on forecasts. The Investor understands and agrees that such forecasts were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties many of which are outside of the Issuer’s control. Consequently, Investor acknowledges and agrees that actual results may differ materially from those contained in the forecasts and that the Issuer does not guarantee the accuracy of any such forecasts. The Investor acknowledges that all forward-looking information and forecasts were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or forecasts.

(k)      The Investor became aware of this offering of the Securities solely by means of direct contact between the Investor and the Issuer, the SPAC or a representative of the Issuer or the SPAC. Investor acknowledges that the Securities were offered to the Investor solely by direct contact between the Investor and the Issuer, the SPAC or a representative of the Issuer or the SPAC. The Investor did not become aware of this offering of the Securities, nor were the Securities offered to the Investor, by any other means. The Investor acknowledges that the Securities: (i) were not offered to it by any advertising or, to its knowledge, general solicitation; and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. In making its investment or decision to invest in the Issuer, the Investor acknowledges that it is not relying upon, and has not relied and disclaims reliance upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, the SPAC, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer and the SPAC contained in this Subscription Agreement. Neither the Investor, nor to its knowledge any of its directors, officers, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offering of the Securities.

(l)      The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. The Investor is: (i) able to fend for itself in the Transaction contemplated in this Subscription Agreement; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. The Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. Investor acknowledges and agrees that it has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Securities. The Investor agrees that Cohen & Company Securities, LLC, acting through its Cohen & Company Capital Markets division, or any of their affiliates, in their capacity as placement agents (the “Placement Agents”), shall not be liable to any Investor for any action heretofore or hereafter taken or omitted to be taken by any of them or have any liability or obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the Issuer or any other person or entity), whether in contract, tort or otherwise, to any Investor, or to any person claiming through such Investor, in respect of the Transaction. Investor represents that: (i) it is able to sustain a complete loss on its investment in the Securities; (ii) has no need for liquidity with respect to its investment in the Securities; and (iii) has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Securities.

(m)     Alone, or together with any professional advisor(s), the Investor acknowledges that it has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor. Investor represents that it is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Issuer. The Investor acknowledges specifically that a possibility of total loss exists.

(n)      In making its decision to purchase the Securities, the Investor has relied solely upon its own independent investigation and that of its advisors, if any. Without limiting the generality of the foregoing, the Investor has not relied (and disclaims reliance) on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning the Issuer, the SPAC, the Transaction, the Merger Agreement, this Subscription Agreement or the transactions contemplated under this Subscription Agreement or the Merger Agreement, the Securities or the offer and sale of the Securities.

(o)    The Investor acknowledges and agrees that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons: (i) have not provided the Investor with any information or advice with respect to the Securities; (ii) have not made or make any representation, express or implied as to the Issuer, the SPAC, the Issuer’s credit quality, the Securities or the Investor’s purchase of the Securities; (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Securities; (iv) may have acquired, or during the term of the Securities may acquire, non-public information with respect to the Issuer, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it; (v) may have existing or future business relationships with the Issuer and the SPAC (including, but not limited to, lending, depository, risk management, advisory and banking relationships); (vi) will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Securities, and that certain of these actions may have material and adverse consequences for a holder of Securities.

(p)      The Investor acknowledges and agrees that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Securities or as to the other matters referred to in this Subscription Agreement. Investor also acknowledges that it has not relied on any investigation that the Placement Agents, any of their affiliates or any person acting on their behalf have conducted with respect to the Securities, the Issuer or the SPAC. The Investor further acknowledges and agrees that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their affiliates.

(q)      The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(r)    The execution, delivery and performance by the Investor of this Subscription Agreement are within the Investor’s powers, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound that would reasonably be expected to have a material adverse effect on the legal authority of the Investor to enter into and perform its obligation under this Subscription Agreement. If the Investor is not an individual, the execution, delivery and performance by the Investor of this Subscription Agreement will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine. If the Investor is an individual, the signatory has legal competence and Investor has the capacity to execute this Subscription Agreement. If the Investor is not an individual, the signatory has been duly authorized to execute this Subscription Agreement. Assuming that this Subscription Agreement constitutes the valid and binding obligation of the Issuer, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(s)      The Investor is not: (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program; (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each of the foregoing, a “Prohibited Investor”). If requested, the Investor agrees and is permitted to provide law enforcement agencies such records as required by applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), to the extent required, the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(t)       No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Securities.

(u)     None of the Placement Agents, nor any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, have made any independent investigation with respect to the Issuer or its subsidiaries or any of their respective businesses, the SPAC or the Securities or the accuracy, completeness or adequacy of any information supplied to the Investor by the Issuer or the SPAC.

(v)      In connection with the issue and purchase of the Securities, the Placement Agents have not acted as the Investor’s financial advisor or fiduciary.

(w)     The Investor, when required to deliver payment to the Issuer pursuant to Section 2 above, will have sufficient immediately available funds to pay the Subscription Amount and consummate the purchase and sale of the Securities pursuant to this Subscription Agreement.

(x)     As of the date of this Subscription Agreement, the Investor does not have, and during the 30 day period immediately prior to the date of this Subscription Agreement, the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Issuer or the SPAC. Notwithstanding the foregoing, the Investor makes no such representation with respect to any assets of the Investor managed by an external investment manager pursuant to a separately managed account arrangement.

(y)      The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Issuer or the SPAC (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

(z)      If the Investor is or is acting on behalf of: (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”); or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) none of the Issuer, the SPAC or any of their respective affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Securities; (B) none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Securities; and (C) its purchase of the Securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

7.        Registration Rights.

(a)      On or prior to the Closing Date, and in no event later than 30 calendar days after the Closing Date (such deadline, the “Filing Deadline”), the Issuer will endeavor to file with the SEC (at its sole cost and expense) a registration statement on Form S-1 registering the resale of the Registrable Securities (the “Registration Statement”). If the Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Issuer will make pro rata payments to the Investor, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount paid pursuant to this Subscription Agreement by the Investor for such Registrable Securities then held by the Investor for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities. Such payments shall constitute the Investor’s exclusive monetary remedy for such events, but shall not affect the right of the Investor to seek injunctive relief. Such payments shall be made to the Investor in cash no later than ten (10) Business Days after the end of each such 30-day period (the “Payment Date”). Interest shall accrue at the rate of 1% per month on any such liquidated damages payments that shall not be paid by the Payment Date until such amount is paid in full. The Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies the Issuer that it will “review” the Registration Statement) and (ii) five (5) Business Days after the Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”). The Issuer may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after the Issuer becomes eligible to use such Form S-3. The Issuer will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least two (2) Business Days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement. Notwithstanding the foregoing, if the SEC requires that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to cause the Issuer to withdraw from the Registration Statement upon its prompt written request to the Issuer, in which case the Issuer’s obligation to register the Shares will be deemed satisfied or (ii) be included as such in the Registration Statement. The Issuer’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to the Issuer such information regarding the Investor, the securities of the Issuer held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Issuer to effect the registration of such Shares. Investor shall also execute documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations. Notwithstanding anything to the contrary in this Subscription Agreement, in connection with the obligations of the Issuer under this Section 7, the Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. Upon notification by the SEC that any Registration Statement has been declared effective by the SEC, within one (1) Business Day thereafter, the Issuer shall file the final prospectus under Rule 424 of the Securities Act. The Issuer agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of: (i) the second anniversary of the Effectiveness Date of the Registration Statement registering all Shares for resale by the Investor; (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement; or (iii) the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without volume or manner of sale limitations. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement set forth in this Section 7. Notwithstanding the foregoing, if the SEC prevents the Issuer from including any or all of the shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Shares pursuant to this Section 7 by the applicable shareholders or otherwise, such Registration Statement shall register for resale the number of Shares which is equal to the maximum number of Shares as is permitted to be registered by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in such Registration Statement shall be reduced pro rata among all such selling shareholders. In the event the Issuer amends the Registration Statement in accordance with the foregoing, the Issuer will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Shares that were not registered on the initial Registration Statement, as so amended.

(b)      For as long as the Investor holds Warrants or Warrant-Related Shares or, if shorter, through the date of expiration, or redemption or termination of the Warrants in accordance with the provisions of the Warrants and the Warrant Agreement, the Issuer will use commercially reasonable efforts to (1) qualify the Warrant-Related Shares for listing on a Stock Exchange, which shall be the stock exchange on which the Issuer’s Common Stock is then listed, and (2) update or amend the Registration Statement as necessary to include the Warrant-Related Shares. For as long as the Investor holds Warrants or Warrant-Related Shares or, if shorter, through the date of expiration, or redemption or termination of the Warrants in accordance with the provisions of the Warrants and the Warrant Agreement, the Issuer will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the Investor to resell the Warrant-Related Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.

(c)      The Issuer may suspend the use of any such Registration Statement if the board of directors of the Issuer determines in good faith that either in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act (a “Suspension Event”). Notwithstanding the foregoing, (I) the Issuer shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days, not more than twice or more than a total of ninety (90) calendar days, in each case in any three hundred sixty (360) day period and (II) the Issuer shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. The Issuer shall use commercially reasonable efforts to cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Shares pursuant to the effective Registration Statement or pursuant to Rule 144 where, following such sale, subsequent public distribution of such Shares shall not require registration under the Securities Act.

(d)     The Issuer shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing the Investor’s ownership of Shares, and the Issuer shall issue a certificate (or evidence of the issuance of such securities in book-entry form) without such restrictive legend or any other restrictive legend to the Investor, if: (i) such Shares are sold or transferred pursuant to the effective Registration Statement or pursuant to Rule 144 where, following such, subsequent public distribution of such shares shall not require registration under the Securities Act; or (ii) such Shares are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable). Following Rule 144 becoming available for the resale of such Shares without volume or manner-of-sale restrictions and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable), the Issuer, upon the written request of Investor and after providing the Issuer and its transfer agent with all customary documentation, shall instruct the Issuer’s transfer agent to remove the legend from such Shares (in whatever form) and shall use commercially reasonable efforts to cause the Issuer’s counsel to issue any legend removal opinion required by the transfer agent. Notwithstanding the foregoing, once the Registration Statement registering the Shares for resale becomes effective under the Securities Act, and subject to receipt from the Investor by the Issuer and its transfer agent, as applicable, of customary documentation in connection therewith, the Issuer shall use commercially reasonable efforts to cause the Issuer’s counsel to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective Registration Statement and in connection with the removal of legends in connection with such sales pursuant to the effective Registration Statement, in each case to the extent required by the transfer agent.

(e)      At its expense, the Issuer shall use commercially reasonable efforts to advise the Investor within five (5) Business Days: (i) when a Registration Statement or any post-effective amendment thereto has been filed with the SEC and when such Registration Statement or post-effective amendment thereto has become effective; (ii) after it shall receive notice or obtain knowledge thereof, of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included in such Registration Statement or for additional information; (iii) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Shares included in such Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. The Issuer shall use commercially reasonable efforts to promptly provide written notice of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading. The notice sent by the Issuer pursuant to the preceding sentence shall not contain any material non-public information other than the description of such event, which the parties agree may constitute material non-public information. Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as the Issuer is permitted under this Subscription Agreement to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included in such Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)       For purposes of this Section 7:

(i)       “Shares” shall mean, as of any date of determination, the shares of Common Stock and the Warrant-Related Shares.

(ii)     “Warrant-Related Shares” shall mean, as of any date of determination, the Warrant Shares and the shares of Common Stock issued or issuable with respect to the Additional Warrants and the Reset Warrants (assuming on such date the Warrants, the Additional Warrants and the Reset Warrants are able to be exercised in full without regard to any exercise limitations therein).

(iii)       “Investor” shall include any person or entity to which the rights under this Section 7 shall have been duly assigned.

(iv)       “Registrable Securities” means (i) the Shares, (ii) all Warrant-Related Shares, and (iii) any other shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of the Shares, whether by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement, amendment of the articles of association or otherwise; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Issuer shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the first to occur of (A) a Registration Statement with respect to the sale of such Registrable Securities being declared effective by the SEC under the Securities Act and such Registrable Securities having been disposed of by the holder thereof in accordance with such effective Registration Statement, (B) such Registrable Securities having been sold in accordance with Rule 144 (or another exemption from the registration requirements of the Securities Act) resulting in the transferee of the Shares holding unrestricted securities and (C) such Registrable Securities becoming eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144.

(g)      Notwithstanding any termination of this Subscription Agreement, the Issuer shall, to the extent permitted by applicable law, indemnify, defend and hold harmless the Investor, the officers, directors, partners, members, managers, stockholders, and employees of the Investor, each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, reasonable and documented costs (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees) and reasonable and documented expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained (or incorporated by reference) in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading. The indemnity obligation set forth in this Section 7(g) shall not apply, however, to the extent that any untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to the Issuer by the Investor expressly for use in any of the SEC filings referenced in this Section 7(g). The Issuer shall notify the Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Issuer is aware. Notwithstanding the foregoing, the Issuer’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Issuer.

(h)     The Investor shall, severally and not jointly with any Other Investor, indemnify and hold harmless the Issuer, its directors, officers, partners, members, managers, shareholders, agents and employees, each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, partners, members, managers, shareholders, or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to the Issuer by the Investor expressly for use therein. Notwithstanding the foregoing, the Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Investor.

(i)     Any person or entity entitled to indemnification pursuant to this Subscription Agreement shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification under this Subscription Agreement to the extent such failure has not prejudiced the indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Without the consent of the indemnified party, no indemnifying party shall consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include an unconditional release of the indemnified party from all liability in respect to such claim or litigation.

(j)      The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(k)     If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to in this Section 7, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. Subject to the limitations set forth in this Section 7, the amount paid or payable by a party as a result of the Losses shall be deemed to include any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(k) from any person or entity who was not guilty of such fraudulent misrepresentation.

8.      Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties to this Subscription Agreement shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) such date and time as the Merger Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of each of the parties to terminate this Subscription Agreement; (c) the Outside Date (as defined in the Merger Agreement as in effect on the date of this Subscription Agreement); or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are (i) not satisfied or waived prior to the Closing or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)-(d) above, collectively, the “Termination Events”). Nothing in this Subscription Agreement will relieve, however, any party from liability for any willful breach of this Subscription Agreement prior to the time of termination. Each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Issuer shall notify the Investor in writing of the termination of the Merger Agreement promptly after the termination of the Merger Agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect (except that the provisions of Section 7(g) through (k), this Section 8, Sections 10 through 12 and Section 14 of this Subscription Agreement will survive any termination of the Subscription Agreement and continue indefinitely). Following the Termination Event, any monies paid by the Investor to the Issuer in connection with this Subscription Agreement shall promptly (and in any event within one Business Day) be returned to the Investor without any deduction for or on account of any tax, withholding, charges, or set-off.

9.       [Intentionally Omitted.]

10.      Miscellaneous.

(a)    Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Securities acquired under this Subscription Agreement, if any, to the extent permitted by their terms) may be transferred or assigned without the prior written consent of each of the other parties. Notwithstanding the foregoing, this Subscription Agreement and the Investor’s rights and obligations hereunder may be assigned to one or more fund or account managed by the same investment manager as the Investor or by or to an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of the Issuer. Prior to such assignment being valid, any such assignee shall agree in writing to be bound by the terms of this Subscription Agreement. Notwithstanding the foregoing, no assignment pursuant to clause (i) of this Section 10 shall relieve the Investor of its obligations under this Subscription Agreement.

(b)    The Issuer may request from the Investor such additional information as the Issuer deems reasonably necessary to register the resale of the Securities and evaluate the eligibility of the Investor to acquire the Securities. Investor agrees to promptly provide such information as may reasonably be requested to the extent readily available. The Issuer agrees to keep any such information provided by Investor confidential except: (i) as necessary to include in any registration statement the Issuer is required to file under this Subscription Agreement; (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities; or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Issuer’s securities are listed for trading. The Investor acknowledges and agrees that if it does not provide the Issuer with such requested information, the Issuer may not be able to register the Investor’s Shares for resale pursuant to Section 8. In such event, Investor also agrees that, without any liability under this Subscription Agreement, the Issuer may reject the Investor’s Subscription Amount prior to the Closing Date in the event the Investor fails to provide such additional information requested by the Issuer to evaluate the Investor’s eligibility or the Issuer’s determines that the Investor is not eligible. The Investor acknowledges that the Issuer and/or the SPAC may file a form of this Subscription Agreement with the SEC as an exhibit to a Current Report on Form 8-K or a registration statement of SPAC.

(c)    The Investor acknowledges that the Issuer, Forge Nano and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement, including Schedule A. Prior to the Closing, the Investor agrees to promptly notify the Issuer and Forge Nano if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 7 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify the Issuer and Forge Nano if they are no longer accurate in any respect). If the Issuer receives such notice from Investor, the Issuer will use commercially reasonable efforts to promptly notify the Placement Agents. The Investor acknowledges and agrees that each purchase by the Investor of Securities from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties in this Subscription Agreement (as modified by any such notice) by the Investor as of the time of such purchase contained in this Subscription Agreement. Prior to the Closing, the Issuer agrees to promptly notify the Investor if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 5 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality or Issuer Material Adverse Effect, in which case the Issuer shall notify the Investor if they are no longer accurate in any respect). The Issuer acknowledges and agrees that each sale by the Issuer of the Securities to the Investor will constitute a reaffirmation of their respective acknowledgments, understandings, agreements, representations and warranties in this Subscription Agreement (as modified by any such notice) as of the time of such purchase.

(d)    The Issuer, the Investor, Forge Nano and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy of this Subscription Agreement to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered under this Subscription Agreement. The foregoing clause of this Section 11(d) shall not, however, give the Placement Agents any rights other than those expressly set forth in this Subscription Agreement.

(e)      All of the agreements, representations and warranties made by each party in this Subscription Agreement shall survive the Closing.

(f)    This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties. No failure or delay of either party in exercising any right or remedy under this Subscription Agreement shall operate as a waiver of such right or remedy. Nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties under this Subscription Agreement are cumulative and are not exclusive of any rights or remedies that the parties would otherwise have.

(g)    This Subscription Agreement (including Schedule A) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of the Subscription Agreement. Except as set forth in Section 7 with respect to any indemnified person, Section 8, Section 10(c), Section 10(d), Section 10(f), this Section 10(g), the last sentence of Section 10(k) and Section 11 with respect to the persons specifically referenced in that Section, and Section 6 and Section 10(c) with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties, and their respective successors and assigns. The parties acknowledge and agree that only those persons specifically referenced in the preceding sentence are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(h)     Except as otherwise provided in this Subscription Agreement, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. The agreements, representations, warranties, covenants and acknowledgments contained in this Subscription Agreement shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)      If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired by such court and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Subscription Agreement and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(j)      This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or any other form of electronic delivery (including.pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)     The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. Consequently, the parties acknowledge and agree that a party shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement. The parties also acknowledge and agree that the foregoing equitable remedies shall be in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)      If any change in the number, type or classes of authorized shares of the Issuer (including the Shares), other than as contemplated by the Merger Agreement, or any agreement contemplated by the Transaction, shall occur between the date of this Subscription Agreement and immediately prior to the Closing by reason of reclassification, recapitalization, share division or consolidation, exchange or readjustment of shares, or any share dividend, the number of Shares issued to the Investor and per share purchase price shall be appropriately adjusted to reflect such change.

(m)    This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related), including matters of validity, construction, effect, performance and remedies.

(n)      Each party under this Subscription Agreement, and any person asserting rights as a third party beneficiary in accordance with Section 10(g) may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated under this Subscription Agreement or any related document (“Legal Dispute”) shall be brought exclusively in the federal and state courts sitting in the Borough of Manhattan in the City of New York within the State of New York (collectively the “Chosen Courts”). Each party under this Subscription Agreement consents to the jurisdiction of the Chosen Courts in any such suit, action or proceeding. To the fullest extent permitted by law, each party irrevocably waives, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Chosen Courts or that any such suit, action or proceeding that is brought in the Chosen Courts has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(n) is pending before the Chosen Courts, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of the Chosen Courts. Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it waives, and shall not assert as a defense in any Legal Dispute, that: (a) such party is not personally subject to the jurisdiction of the Chosen Courts for any reason; (b) such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts; (c) such party’s property is exempt or immune from execution; (d) such action, suit or proceeding is brought in an inconvenient forum; or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS SUBSCRIPTION AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(o)    The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Securities may be pledged by Investor in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and Investor effecting a pledge of Securities shall not be required to provide the Issuer with any notice thereof or otherwise make any delivery to the Issuer pursuant to this Subscription Agreement. The Issuer hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by Investor.

(p)     Any notice or communication required or permitted under this Subscription Agreement to any Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page. Any such communication or notice shall be deemed to be given and received: (i) when so delivered personally; (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email; or (iii) three Business Days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to SPAC.

If to the Issuer, to:

Archimedes Tech SPAC Partners II Co.

2093 Philadelphia Pike #1968

Claymont, DE 19703

Attn: Long Long, CEO

E-mail: [*********]

If to Forge Nano, to:

Forge Nano, Inc.

12300 Grant St. #100

Thornton, CO 80241

Attn: Paul Lichty, CEO

E-mail: [*********]

11.     Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, and is expressly disclaiming reliance on any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, nor any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Issuer expressly contained in this Subscription Agreement, in making its investment or decision to invest in the Issuer. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to any Other Subscription Agreements related to the private placement of the Securities (including such Other Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any party to the Merger Agreement or any Non-Party Affiliate (as defined below) other than the Issuer and the SPAC as expressly provided for in this Subscription Agreement, shall have any liability to the Investor, or to any Other Investor, pursuant to, arising out of or relating to: (x) this Subscription Agreement or any Other Subscription Agreements related to the private placement of the Securities or other Equity Interests; (y) the negotiation of this Subscription Agreement, its subject matter or the private placement of the Securities; or (z) the transactions contemplated under this Subscription Agreement or under any Other Subscription Agreements related to the private placement of the Securities or other Equity Interests. Without limiting the generality of the foregoing, the prohibition on liability set forth in the preceding sentence shall apply only to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with: (i) the purchase of the Securities or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement; (ii) any written or oral representations made or alleged to be made in connection with this Subscription Agreement, as expressly provided in this Subscription Agreement; or (iii) any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, the Placement Agents or any Non-Party Affiliate concerning the Issuer, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated under this Subscription Agreement. “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equity holder or affiliate of the Issuer, the Placement Agents or any of the Issuer’s or the Placement Agents’ controlled affiliates or any family member of the foregoing.

12.     Disclosure. The Investor agrees to treat all information received in connection with the Transaction as confidential until a Current Report on Form 8-K announcing, among other things, the execution of the Merger Agreement (the “Disclosure Document”) is publicly filed by the Issuer with the SEC (the “Disclosure Time”), which, to the extent not previously disclosed, shall disclose all material terms of the transactions contemplated under this Subscription Agreement and by the Other Subscription Agreements and the Merger Agreement, the Transaction and any other material, nonpublic information that the Issuer, the SPAC or any of their respective officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents have provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the knowledge of the Issuer, the Investor shall not be in possession of any material, non-public information received from the Issuer, the SPAC or any of their respective officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents. Upon the Disclosure Time, the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer, the SPAC or any of their respective affiliates, officers, directors, employees or agents, including, without limitation, the Placement Agents, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, neither the Issuer nor the SPAC shall publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except: (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities; (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the SPAC’s securities are listed for trading; or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 12. Prior to any disclosure permitted under the preceding sentence, to the extent permitted under law, each of the Issuer and the SPAC shall use commercially reasonable efforts to provide the Investor with prior written notice of such disclosure and shall reasonably consult with the Investor regarding such disclosure.

13.    Open-Market Purchases. At the Investor’s election, 10,000,000 shares of Common Stock subscribed hereby may be reduced on a one-for-one share basis (the “Reduction Right”) by up to an aggregate of Open-Market Purchase Shares and Currently Owned Shares, as applicable. For the avoidance of doubt, any such exercise of the Reduction Right shall neither reduce the number of Warrants to be issued by the Issuer to the Investor as set forth on the Investor’s signature page hereto, nor impair the Investor’s eligibility to receive the Additional Warrants or Reset Warrants, as described in Sections 1(b) or 1(d) of this Subscription Agreement. For the purposes of this Section 13: (i) “Open-Market Purchase Shares” means any Purchaser Ordinary Shares (as defined in the Merger Agreement) purchased by the Investor for its own account pursuant to open-market transactions with third parties prior to the Record Date and held through the Closing Date; and (ii) “Currently Owned Shares” means any Purchaser Ordinary Shares the Investor beneficially owns as of the date of this Subscription Agreement that are held through the Closing Date; and (iii) “Record Date” means the record date established for voting at the extraordinary general meeting of the SPAC held to approve the Transaction.

14.      Additional Agreements.

(a)     Subject to Section 12, none of the Issuer, the SPAC nor any of their respective controlled affiliates and subsidiaries (if any) (collectively, the “Company Group”) shall identify, or permit any of its employees, agents or representatives to identify, the Investor (whether in connection with the Issuer or the SPAC or in the Investor’s capacity as an investor in Issuer and/or the SPAC) in any written or oral public communications or issue any press release or other disclosure of the Investor’s name or the name of any of its affiliates, or any derivative of any of the foregoing names (collectively, the “Investor Names”), in each case except: (i) as authorized in writing by the Investor in each such instance (electronic mail to suffice); or (ii) as required by applicable law, legal process or regulatory request (“Applicable Law”). Subject to Section 12, if disclosure is required pursuant the preceding sentence, the disclosing member of the Company Group will, as soon as practicable, notify the Investor of such requirement (except where prohibited by Applicable Law) so that the Investor (or its applicable affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, the Issuer and the SPAC may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing the Investor with any notification thereof, unless the Investor is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).

(b)     The Issuer, on behalf of itself and the other Company Parties (as defined below), acknowledges and agrees that the acquisition of the Securities and the execution and adoption of this Subscription Agreement are not intended to establish, and shall not establish, an investment advisory relationship by and among, (i) on the one hand, the Investor or any affiliate, or any of its or their members, owners, partners, officers, directors, employees, agents or representatives (each, an “Investor Party”), and (ii) on the other hand, any member of the Company Group or any of their respective officers, directors, shareholders, partners, members, employees, agents or representatives (each, a “Company Party”), whereby any Investor Party serves as an investment adviser to any Company Party or that would otherwise result in any Investor Party meeting the definition of an investment adviser in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended, with respect to any Company Party. Further, the Issuer, on behalf of itself and the other Company Parties, acknowledges and agrees that the Company Parties are not relying upon any Investor Party for investment advice, analysis or recommendations regarding any investment or potential investment.

(c)      From the date hereof until the Standstill Termination Date, the Issuer shall not, without the prior written consent of the Investors who purchased at least a majority of the shares of Common Stock under the Subscription Agreements, issue, enter into any agreement to issue or announce the issuance of any shares of Common Stock, or Common Stock Equivalents, in each case other than an Exempt Issuance. For the avoidance of doubt, prior to the Closing Date, Forge Nano shall be permitted to issue (and any such issuance shall be an “Exempt Issuance” for the purpose of this clause (c)), Series D preferred convertible equity, par value $0.0001 per share, of Forge Nano, Inc., and any equity securities issued in conversion thereof (which shall automatically, directly or indirectly, be exchanged for securities of the Company pursuant to the Merger Agreement).

(d)    The Investor hereby acknowledges and agrees that it will not, and will cause each affiliate and each person acting at the Investor’s or its affiliates’ direction or pursuant to any understanding with the Investor or its affiliates to not, directly or indirectly offer, sell, pledge, contract to sell or sell any option to purchase, or engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, in each case that result in the Investor having a net short cash position in respect of the Securities or any securities of the SPAC from the date hereof until the Reset Termination Date (or such earlier termination of this Subscription Agreement in accordance with its terms). For the avoidance of doubt, nothing contained herein shall prohibit the Investor from (i) any purchase of securities by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates in an open market transaction after the execution of this Subscription Agreement, or (ii) any sale (including the exercise of any redemption right) of securities of the SPAC or the Issuer (A) held by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates prior to the execution of this Subscription Agreement or (B) purchased by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates in an open market transaction after the execution of this Subscription Agreement. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in the Transaction (including the Investor’s affiliates, as applicable) from entering into any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such the Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such the Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription Agreement and/or makes investments decisions with respect to the Securities held by the Investor.

15.    Definitions. In addition to the terms defined elsewhere in this Subscription Agreement: (a) capitalized terms that are not otherwise defined in this Subscription Agreement have the meanings given to such terms in the Warrant Certificate and (b) the following terms have the meanings set forth in this Section 15:

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities” means shares of Common Stock, the Warrants, the Warrant-Related Shares, the Additional Warrants (and any shares of Common Stock issuable upon exercise thereof) and the Reset Warrants (and any shares of Common Stock issuable upon exercise thereof).

“Standstill Termination Date” shall mean the date that is six months from the effective date of the Registration Statement.

“Warrant Certificate” means the warrant certificate evidencing the Warrants subscribed hereby in the form set forth in Exhibit A to this Subscription Agreement.

“Warrants” means, collectively, the warrants (each, a “Warrant”) delivered to the Investor at the Closing in accordance with the terms of this Subscription Agreement, each such Warrant exercisable for the purchase of one shares of Common Stock at an exercise price of $10.00 per share, which Warrants shall be exercisable immediately and have a term of exercise equal to five years, in the form of the Warrant Certificate and subject to adjustment and reset as set forth therein.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile

By:
Name:
Title:

Name in which Securities are to be registered (if different):	Date:

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Email:

Number of shares of Common Stock Subscribed: 10,000,000

Number of Warrants Subscribed: 15,000,000

Aggregate Subscription Amount: $100,000,000

☐

If at any time the Investor would beneficially own shares of Common Stock representing in excess of 9.9% of the outstanding shares of Common Stock, Investor elects to be subject to the “Beneficial Ownership Limitation” set forth in Sections 2(f) and 3(m) of the Warrant Certificate.

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, each of the Issuer, Forge Nano and the SPAC has accepted this Subscription Agreement as of April ,           2026.

ATII HOLDINGS INC.

By:
Name:
Title:

FORGE NANO, INC.

By:
Name:
Title:

ARCHIMEDES TECH SPAC PARTNERS II CO.

By:
Name:
Title:

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by the Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Section A, Section B or Section C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	We are subscribing for the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐

We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐	We are not a natural person.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of USD 5,000,000;

Sch. A-1

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of USD 5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of USD 5,000,000; or

☐	Any trust with assets in excess of USD 5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

C.	QUALIFIED PURCHASER STATUS

(Please check the applicable subparagraphs):

1.	☐

A corporation, partnership, limited liability company, trust or other organization that: (i)was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in the Issuer, and less than 40% of the assets of which will consist of interests in the Issuer (calculated as of the time of the Investor’s execution of this Subscription Agreement); (ii) owns not less than USD 5,000,000 in investments; and (iii)is owned directly or indirectly solely by or for two or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons.

2.	☐

A trust: (i) that is not described in paragraph (3) of this Section C; (ii) that was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in SPAC, and less than 40% of the assets of which will consist of interests in SPAC (calculated as of the time of the Investor’s execution of this Subscription Agreement); and (iii) with respect to which each of the settlors and other contributors of assets, trustees, and other authorized decision makers is a person described in paragraph (1), (2) or (3) of this Section C.

3.	☐

An entity that: (i) was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in the Issuer, and less than 40% of the assets of which will consist of interests in the Issuer (calculated as of the time of the Investor’s execution of this Subscription Agreement); and (ii) has discretionary investment authority with regard to at least USD 25,000,000 of investments, whether for its own account or for the account of other persons that are themselves accurately described by one or more other paragraphs of this Section C.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

Sch. A-2